Exhibit 10.14(b)

AMENDMENT TO EMPLOYMENT AGREEMENT

FOR

MICHAEL L. SMITH

The parties hereto agree to amend the Employment Agreement between Oglethorpe Power Corporation (An Electric Membership Corporation) (“Company”) and Michael L. Smith (“Employee”) dated as of January 17, 2009 (the “Agreement”) to change the notice period relating to automatic renewals each year from November 30th to December 31st.

The current Section 1(a) of the Agreement will be replaced by the following language:

(a)                                 Automatic Renewal.  This Agreement shall be automatically extended for an unlimited number of one-year periods, unless on or before December 31st (twenty-four (24) months before the expiration of any extended term), either Party to the Agreement provides the other written notice of its desire not to automatically renew this Agreement.”

So agreed, effective as of March 21, 2016.

Employee:	Company:

/s/ Michael L. Smith	/s/ Bobby C. Smith, Jr.
Michael L. Smith	Bobby C. Smith, Jr.
Chairman of the Board